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                                                                     EXHIBIT 4.1


                             TELCO SYSTEMS, INC.

                      1990 Stock Option Plan, as Amended
                      ----------------------------------
               (including amendments through February 15, 1996)


SECTION 1.  PURPOSE

         The 1990 Stock Option Plan (the "Plan") is intended to attract and retain highly qualified and competent employees and directors, to serve as a performance incentive for officers and employees of Telco Systems, Inc., a Delaware corporation (the "Company"), or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to encourage the persons to whom options are granted (a "Grantee" or "Grantees") to acquire or increase a proprietary interest in the success of the Company and to maintain and enhance the Company's long-term performance and profitability. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and other stock options ("Non-Statutory Options") under the Plan. The term "Subsidiaries" means any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock of any such corporation or corporations is owned directly or indirectly by the Company.

SECTION 2.  OPTIONS TO BE GRANTED AND ADMINISTRATION

         2.1 OPTIONS TO BE GRANTED. Options granted under the Plan may be either Incentive Options or Non-Statutory Options.

         2.2 ADMINISTRATION BY AND POWERS OF THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") consisting of at least two "Outside Directors." As used herein, the term "Outside Director" means any director of the Company who (i) is not an officer or employee of the Company or of an "affiliated group" (as such term is defined in Section 1504(a) of the Code) which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan, and subject to Section 4.2 hereof, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority shall include, but not be limited to: (i) the power


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to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan;
(iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vi) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to banks, insurance companies, brokerage firms and consultants.

         In addition, as to each option, except for options granted pursuant to
Section 4.2, the Committee shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of Section 5(c) hereof; and (iv) subject to the provisions of the Plan, to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5(a). The Committee may, in its sole and unilateral discretion, and on either a case by case or aggregate basis, accelerate the schedule of the time or times when outstanding options may be exercised and extend the duration of outstanding options past the times set forth in Section 5(e), other than Section 5(e)(i).

         No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         2.3 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and subject to Section 2.2 hereof may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall require the affirmative vote of a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

SECTION 3.  STOCK

         3.1 SHARES SUBJECT TO PLAN. The stock subject to options granted under the Plan shall be shares of the Company's common stock, $.01 par value ("Common Stock"), either authorized but unissued or held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,850,000 shares of Common Stock, of which not more than 150,000 shares may be issued pursuant to Section 4.2 hereof. Such numbers of shares shall be subject to adjustment in accordance with Section 7.

         3.2 LAPSED OR UNEXERCISED OPTIONS.   Whenever any outstanding option
under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common


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Stock allocable to the unexercised portion of such option shall be restored to the Plan and shall again become available for the grant of other options under the Plan.

SECTION 4.  ELIGIBILITY

         4.1 ELIGIBLE GRANTEES. Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-Statutory Options may be granted to officers or other employees of the Company or its Subsidiaries, including members of the Board or the board of directors of any Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries. Non-Statutory Options may be granted to members of the Board who are not full-time employees of the Company or a Subsidiary ("Outside Directors") only as provided in Section 4.2 hereof.

         4.2 NON-DISCRETIONARY OPTION GRANTS TO OUTSIDE DIRECTORS. Any other provision of this Plan to the contrary notwithstanding, Outside Directors shall not be eligible to receive options under the Plan except pursuant to this
Section 4.2. On the first business day following the Company's annual meeting of stockholders or special meeting in lieu thereof in each year, or, if the annual meeting of stockholders or special meeting in lieu thereof shall not have been held by the last business day of March in any year, then on the last business day of March in such year (the "Grant Date"), (i) any Outside Director who was elected a director by the stockholders of the Company for the first time at the most recent annual meeting of stockholders shall without any action of the Committee be granted a Non-Statutory Option to purchase 5,000 shares of the Common Stock, and (ii) each Outside Director, including, if applicable, any Outside Director referred to in clause (i) of this sentence, shall without any action of the Committee be granted a Non-Statutory Option to purchase a number of shares of the Common Stock equal to the largest whole number resulting from the product of 10,000 multiplied by a fraction, the numerator of which shall be the number of days such Outside Director served as a director of the Company during the period ending on the Grant Date and beginning on the calendar day following the Grant Date in the immediately preceding calendar year, and the denominator of which shall be the number of days in such period. Options shall be granted pursuant to this Section 4.2 only to persons who are serving as Outside Directors on the Grant Date. No Outside Director shall receive more than one grant pursuant to clause (i) of this Section. The 5,000-share and 10,000-share grants referred to in this Section shall be subject to adjustment in accordance with Section 7 hereof. The purchase price per share of the Common Stock under each option granted pursuant to this Section shall be equal to the fair market value of the Common Stock on the date the option is granted. Each such option shall expire on the tenth anniversary of the date of grant and shall not be exercisable until after the expiration of six months following the date of grant, becoming exercisable at that time for a whole number of shares equal, as nearly as practicable, to one-eighth of the total number of shares subject to such option, and becoming exercisable ratably thereafter in monthly installments until fully exercisable on the fourth anniversary of the date of grant.

         4.3 LIMITATIONS ON 10% STOCKHOLDERS. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed


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pursuant to Section 424 of the Code) more than l0% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

         4.4 LIMITATION ON EXERCISABLE OPTIONS. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 424 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-Statutory Option.

         4.5 LIMITATION ON GRANT OF OPTIONS. In no event may any Plan participant be granted options with respect to more than 100,000 shares of Common Stock in any fiscal year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a fiscal year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such fiscal year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the fiscal year of each transaction.

SECTION 5.  AGREEMENTS EVIDENCING STOCK OPTIONS

         Each option agreement (each, a "Plan agreement") shall contain such provisions as the Committee shall from time to time deem appropriate. Plan agreements need not be identical, but each such agreement by appropriate language shall include the substance of all of the following provisions:

                  (a) EXPIRATION. Subject to Section 4.2 hereof, notwithstanding any other provision of the Plan or of any Plan agreement, each option shall expire on the date specified in the Plan agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10% stockholder).

                  (b) EXERCISE. Subject to Sections 4.2 and 6.4 hereof, each option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

                  (c) PURCHASE PRICE. The purchase price per share of the Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of an Incentive Option granted to



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a greater-than-10% stockholder). For the purpose of the Plan, the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the NASDAQ National Market System, or, if the Common Stock is not quoted on the NASDAQ National Market System, the fair market value as determined by the Committee.

                  (d) TRANSFERABILITY OF OPTIONS. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or (if the Committee shall so determine) upon any levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

                  (e) TERMINATION OF EMPLOYMENT OR DEATH OF GRANTEE. Except as may be otherwise expressly provided in the terms and conditions of the Plan agreements, options granted hereunder shall terminate on the earlier to occur of:

                  (i)  the date of expiration thereof; or

                  (ii) other than in the case of death of the Grantee or disability of the Grantee within the meaning of Section 22(e)(3) of the Code ("disability"), immediately upon termination of the employment or other relationship between the Company and the Grantee for cause as determined by the Committee, or 30 days after termination of the employment or other relationship between the Company and the Grantee without cause.

         An employment relationship between the Company and the Grantee shall be deemed to exist during any period during which the Grantee is employed by the Company or by any Subsidiary. Whether an authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Grantee shall be determined by the Committee at the time thereof.

         As used herein, "cause" shall mean (x) any material breach by the Grantee of any agreement to which the Grantee and the Company are both parties,
(y) any act or omission to act by the Grantee which may have a material and adverse effect on the Company's business or on the Grantee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Grantee in connection with the business or affairs of the Company or any affiliate of the Company.

         In the event of the death of a Grantee while in an employment or other relationship with the Company and before the date of expiration of an option held by such Grantee, such option



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shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Grantee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the extent the Grantee was entitled to exercise such option immediately prior to his death.

         If a Grantee's employment or other relationship with the Company terminates because of a disability, the Grantee's option shall terminate on the earlier of the date of expiration thereof or 12 months following the termination of such relationship; and unless by its terms it sooner terminates and expires during such 12-month period, the Grantee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

                  (f) RIGHTS OF GRANTEES. No Grantee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof and (ii) the Company shall have issued and delivered the shares to the Grantee.

SECTION 6.  METHOD OF EXERCISE AND PAYMENT

         6.1 NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the Grantee by delivering to the Company on any business day a written notice (the "Notice") specifying the number of shares of Common Stock with respect to which the Grantee then desires to exercise the option, specifying the address to which the certificates for such shares are to be mailed and accompanied by payment for such shares.

         6.2 EXERCISE OF OPTIONS. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable Plan agreement, in shares of Common Stock having a fair market value equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. For the purpose of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5(c) hereof. As promptly as practicable after receipt of such Notice and payment, the Company shall deliver to the Grantee certificates for the number of shares with respect to which such option has been so exercised, issued in the Grantee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Grantee, at the address specified pursuant to Section 6.1.

         6.3 [Reserved.]

         6.4 SPECIAL LIMITS AFFECTING SECTION 16(B) GRANTEES. Options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations


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thereunder (a "Section 16(b) Grantee") shall not be exercisable until after the expiration of six months following the date of grant. At least six months shall elapse between the date an option is granted to a Section 16(b) Grantee and the date of disposition of the option (other than upon exercise) or the Common Stock subject to such option.

SECTION 7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         7.1 NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         7.2 STOCK DIVIDENDS, RECAPITALIZATIONS, ETC. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle a Grantee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment; and (ii) the number and class of shares that may be issued under, and with respect to which options may be granted pursuant to, the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under, and with respect to which options may be granted pursuant to, the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

         7.3 DETERMINATION OF ADJUSTMENTS. Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         7.4 NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and



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no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

SECTION 8.  EFFECT OF CERTAIN TRANSACTIONS

         8.1 MERGER WITHOUT CHANGE OF CONTROL. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations, in each case as a result of which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the merged or consolidated corporations, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the record holder of a number of shares of Common Stock equal to the number of shares as to which such option was exercisable.

         8.2 SALE OR MERGER WITH CHANGE OF CONTROL. If the Company is merged or consolidated with another corporation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the merged or consolidated corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets (each hereinafter referred to as a "Transaction"), the Committee may take one or more of the following actions with respect to unexercised and unexpired options then outstanding under the Plan: (i) after the effective date of the Transaction, each holder of an outstanding option may remain entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction; (ii) the time for exercise of all unexercised and unexpired options may be accelerated to a date prior to the effective date of the Transaction specified by the Committee; or (iii) all outstanding options may be cancelled as of the effective date of the Transaction; provided that in the event of cancellation or acceleration (x) notice of such cancellation or acceleration shall be given to each holder of an option at least 20 days prior to the effective date of the Transaction, and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full, during the period between the date of such notice and the effective date of the Transaction.

SECTION 9.  AMENDMENT OF THE PLAN

         The Board may terminate the Plan and may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within 12 months



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before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock that may be issued under, or as to which options may be granted pursuant to, the Plan; or
(ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan. In addition, the formula provisions of the Plan with respect to grants under Section 4.2 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Without limiting the generality of the foregoing, the Board is expressly authorized to amend the Plan, at any time and from time to time, to conform it to the provisions of Rule 16b-3 under the Exchange Act, as that Rule may be amended from time to time.

SECTION 10.  NON-EXCLUSIVITY OF THE PLAN; NON-UNIFORM DETERMINATIONS

         Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, (iii) the exercise by the Committee of its discretion in respect of the exercise of options pursuant to the terms of the Plan, and (iv) the treatment of leaves of absence pursuant to Section 5(e) hereof.

SECTION 11.  GOVERNMENT AND OTHER REGULATIONS; TAX WITHHOLDING

         The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Committee. All shares sold under the Plan shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any securities covered hereby under applicable federal and state securities laws; and in the event any shares are so registered or qualified the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         Whenever under the Plan shares are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the Grantee remit an amount



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sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 12.  EFFECTIVE DATE OF PLAN

         The effective date of the Plan is October 26, 1990, the date on which it was approved by the Board. No option may be granted under the Plan after the tenth anniversary of such effective date. Subject to the foregoing, options may be granted under the Plan at any time subsequent to October 26, 1990; provided, however, that (a) no such option shall be exercised or exercisable unless the stockholders of the Company shall have approved the Plan no later than one year from such effective date, and (b) all options issued prior to the date of such stockholders' approval shall contain a reference to such condition.




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